UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 17, 2006

IBSG INTERNATIONAL, INC.
(Exact name of registrant as specified in this charter)

Florida	000-029587	65-0705328
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1132 Celebration Blvd., Celebration, FL	34747
(Zip Code)	(Address of Principal Executive Offices)

Registrant's Telephone Number, including area code: (321) 939-6321

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 - UNREGISTERED SALE OF EQUITY SECURITIES.

Effective September 6, 2006, IBSG International, Inc. (the “Company”) closed on a financing offering with certain private investors (“Investors”) of $1,250,000. The financing consisted of two components: (a) 10% Secured Convertible Debentures of the Company (“Debenture”), in the principal aggregate amount of $1,250,000, due December 30, 2008, such Debentures convertible into shares of the Company's common stock, $0.001 par value (the "Common Stock") at a per share conversion price at the rate of $0.12 per share of Common Stock (subject to adjustment); and (b) Warrants registered in the name of each Investor. The shares of common stock underlying the securities sold in this financing transaction will be registered for resale on a registration statement to be filed by the Company in accordance with terms and conditions a registration rights agreement. The securities purchase agreement with the Investors, including exhibits, is attached hereto as Exhibit 4.1.

The offer and sale of the securities above were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and in Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibits   Description

4.1	Form of Securities Purchase Agreement between The Center For Wound Healing, Inc. and Certain Investors, exhibits attached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IBSG INTERNATIONAL, INC.

Date: September 8, 2006	By:	/s/ Michael Rivers
Michael Rivers
President